Exhibit 10.24

LEASE

BY AND BETWEEN

SHORELINE PARK, LLC,
a Delaware limited liability company
as Landlord

and

OMNICELL Inc.,
as Tenant

For Premises located at

1201 Charleston Road,
Mountain View, California

LEASE

This Lease is dated as of the lease reference date specified in Section A of the Summary of Basic Lease Terms and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)	TERMS

A. (Introduction)	Lease Reference Date:	June 11, 2003

B. (Introduction)	Landlord:	SHORELINE PARK, LLC a Delaware limited liability company

C. (Introduction)	Tenant:	OMNICELL, INC. a Delaware corporation

D. (§ 1.20)	Premises:

That area consisting of approximately 86,995 square feet of gross leasable area the address of which is 1201 Charleston Road, Mountain View, California, and which is located within the Building as shown on Exhibit A.

F. (§1.21)	Project:	The parcel(s) of land containing the Building and Common Area and the other improvements located on said land, all as outlined in Exhibit A.

F. (§ 1.7)	Building:

The building in which the Premises are located having an address of 1201 Charleston Road, Mountain View, California, and containing approximately 86,995 square feet of gross leasable area.  The rentable square footage (“RSF”) of the Premises will be determined by measurement based on the final Space Plans in accordance with Paragraph 8 of Exhibit B.

G.	Tenant’s Share:	Not applicable. Tenant shall not be required to pay for operating expenses.

H.	Tenant’s Allocated Parking Stalls:	Tenant is entitled to use the 290 parking stalls at the Project located adjacent to the Premises and outlined on Exhibit A.

I. (§ 1.24)	Scheduled Commencement Date: October 1, 2003.

J. (§ 1.17)	Lease Term:	60 calendar months (plus the partial month following the Commencement Date if such date is not the first day of a month). If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter, and Base Monthly Rent for such first month shall include the full Base Monthly Rent for the first full calendar month plus Base Monthly Rent for the partial month in which the Commencement Date occurs prorated on a daily basis

See Addendum No. 1 for Tenant’s option to extend.

K. (§ 3.1)	Base Monthly Rent:	Months	Monthly Amount	Amount/RSF
		1 – 12	-0-	-0-
		13 – 24	$113,093.50	$1.30
		25 – 36	$117,443.25	$1.35
		37 – 48	$121,793.00	$1.40
		49 – 60	$130,492.50	$1.50

In the event the actual rentable square footage of the Premises is more or less than 86,995, as determined in accordance with Paragraph 8 of Exhibit B,  the amount of the Base Monthly Rent will be adjusted accordingly.

L. (§ 3.3)	Prepaid Rent: $-0-

M. (§ 3.5)	Security Deposit: $-0-

N. (§ 4.1)	Permitted Use:	General office, research and development, light manufacturing, assembly and other uses incidental thereto.

O. (§ 5.2)	Permitted Tenant’s Alterations limit: $25,000.00

P. (§9.1)	Tenant’s Liability Insurance Minimum: $3,000,000.00

Q. (§ 1.3)	Landlord’s Address:	Divco West Group, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113 Attn: Property Manager

	With a copy to:	Divco West Group, LLC 150 Almaden Blvd., Suite 700 San Jose, CA 95113 Attn.: Asset Manager

R. (§ 1.3)	Tenant’s Address:	1101 East Meadow Drive Palo Alto, CA 94303 Attn: Vice President of Finance

	With a copy to:	Attn: Corporate Counsel

S. (§15.13)	Retained Real Estate Brokers: Colliers International representing Landlord and Cornish & Carey Commercial representing Tenant

T. (§ 1.16)	Lease:	This Lease includes the summary of the Basic Lease Terms, the Lease, and the following exhibits and addenda:

Exhibit A - Project Site Plan and Outline of the Premises
Exhibit B - Work Letter for Tenant Improvements
Exhibit C - Acceptance Agreement
Exhibit D - Hazardous Material Certificate
Addendum No. 1

The foregoing Summary is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information.  In the event of any conflict between the Summary and the Lease, the Summary shall control.

ARTICLE 1 DEFINITIONS

1.1                                 General:  Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2                                 Additional Rent:  The term “Additional Rent” is defined in Section 3.2.

1.3                                 Address for Notices:  The term “Address for Notices” means the addresses set forth in Sections Q and R of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.

1.4                                 Agents:  The term “Agents” means the following: (i) with respect to Landlord, the employees, contractors and agents of Landlord; and (ii) with respect to Tenant, the employees, contractors, agents and invitees of Tenant, and Tenant’s subtenants.

1.5                                 Agreed Interest Rate:  The term “Agreed Interest Rate” means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

1.6                                 Base Monthly Rent:  The term “Base Monthly Rent” means the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section K of the Summary.

1.7                                 Building:  The term “Building” means the building in which the Premises are located which Building is identified in Section F of the Summary.

1.8                                 Commencement Date:  The term “Commencement Date” is the date the Lease Term commences, which term is defined in Section 2.2.

1.9                                 Common Area:  The term “Common Area” means all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

1.10                           [intentionally omitted].

1.11                           Effective Date:  The term “Effective Date” means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.12                           Event of Tenant’s Default:  The term “Event of Tenant’s Default” is defined in Section 13.1.

1.13                           Hazardous Materials:  The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in Section 7.2F.

1.14                           Insured and Uninsured Peril:  The terms “Insured Peril” and “Uninsured Peril” are defined in ¶11.2E.

1.15                           Law:  The term “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2F) and the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

1.16                           Lease:  The term “Lease” means the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.17                           Lease Term:  The term “Lease Term” or “Term” means the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

1.18                           Lender:  The term “Lender” means any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

1.19                           Permitted Use:  The term “Permitted Use” means the use specified in Section N of the Summary.

1.20                           Premises:  The term “Premises” means that building area described in Section D of the Summary that is within the Building.

1.21                           Project:  The term “Project” means that real property and the improvements thereon which are specified in Section E of the Summary.

1.22                           Private Restrictions:  The term “Private Restrictions” means all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

1.23                           [intentionally omitted]

1.24                           Scheduled Commencement Date:  The term “Scheduled Commencement Date” means the date specified in Section I of the Summary.

1.25                           Security Instrument:  The term “Security Instrument” means any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

1.26                           Summary:  The term “Summary” means the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.27                           Tenant’s Alterations:  The term “Tenant’s Alterations” or “Tenant’s Alteration” or “Tenant Alteration” means all improvements, additions, alterations, and fixtures installed in the Premises by Tenant.

1.28                           [intentionally omitted]

1.29                           Trade Fixtures:  The term “Trade Fixtures” means anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

ARTICLE 2 DEMISE, CONSTRUCTION, AND ACCEPTANCE

2.1                                 Demise of Premises:  Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises, together with (i) the non-exclusive right to use Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises and for the purposes for which such areas have been designated.  Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not interfere with Tenant’s use of the Premises.

2.2                                 Commencement Date:  The “Commencement Date” shall mean the later of (a) the date the “Tenant Improvements” and the “Exterior Work” have been “Substantially Completed” (as such terms are defined in Exhibit B attached hereto), and (b) October 1, 2003.  The Scheduled Commencement Date is an estimate of the actual Commencement Date.

2.3                                 Construction of Improvements:  Landlord shall construct the Tenant Improvements in accordance with the terms of Exhibit B.

2.4                                 Delivery and Acceptance of Possession:  If Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date for any reason whatsoever, then this Lease shall not be void or voidable except as provided in this paragraph, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.  If the delay in delivery is due to any Tenant Delay (as defined in Exhibit B) , then Substantial Completion of the Tenant Improvements shall be deemed (for the purposes of calculating the Commencement Date) to be the date the Tenant Improvements would have been Substantially Completed but for such Tenant Delays. Notwithstanding the foregoing, if the Commencement Date does not occur within 90 days after the Scheduled Commencement Date, which date is not subject to extension due to Force Majeure Delays (as that term is defined in Exhibit B), then Tenant (if the delay was not due to a Tenant Delay), as its sole and exclusive remedy, shall have the right to terminate this Lease upon written notice to

Landlord within ten (10) days after the earlier of (i) notice from Landlord that there will be a delay beyond said 90-day time period, or (ii) end of said time period.

Upon Substantial Completion of the Tenant Improvements, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit C, appropriately completed.  The failure of Landlord or Tenant to execute such acceptance agreement shall not delay the Commencement Date.

2.5                                 Early Occupancy:  Tenant shall have access to the Premises prior to the Commencement Date to make arrangements for Tenant’s move into the Premises and to install fixtures, supplies, inventory and other property. Tenant agrees that it shall not interfere with the progress of Landlord’s work by such entry. During the course of any pre-term possession, all terms and conditions of this Lease shall apply, except for the payment of Rent and the start of the Commencement Date.  If such access is interfering with the construction of the Tenant Improvements as determined by Landlord’s general contractor, then Tenant agrees to discontinue the activities that is causing the interference or vacate the Premises.

ARTICLE 3 RENT

3.1                                 Base Monthly Rent:  Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

3.2                                 Additional Rent:  Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Landlord’s share of any Subrent received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iii) any legal fees and costs due Landlord pursuant to Section 15.9; and (iv) any other charges due Landlord pursuant to this Lease.  This Lease is intended to be a “gross lease,” and all charges for common area costs, maintenance costs, insurance costs and real estate taxes are included in Base Monthly Rent, except as otherwise explicitly provided herein.

3.3                                 Payment of Rent:  Prior to the first day of the thirteenth full month of the Lease Term, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent, for credit against the Base Monthly Rent due for the thirteenth month of the Lease Term.  The term “Rent” or “rent” shall mean Base Monthly Rent and Additional Rent.  All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term.  All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Sections 10.1, 11.4 or 12.3), and without any prior demand therefor.  Rent shall be paid to Landlord at its address set forth in Section Q of the Summary, or at such other place as Landlord may designate from time to time in writing.  Tenant’s obligation to pay Base Monthly shall be prorated at the commencement and expiration of the Lease Term.

3.4                                 Late Charge, Interest and Quarterly Payments:

(a)                                  Late Charge.  Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix.  Such costs and expenses will include, without limitation, attorneys’ fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto.  If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when due such payment is due, then upon three (3) day’s advance notice to Tenant, Tenant shall immediately pay to Landlord a late charge equal to 10% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B.

(b)                                 Interest.  If any rent remains delinquent for a period in excess of five (5) days following written notice to Tenant, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

(c)                                  [intentionally omitted]

3.5                                 Security Deposit:  [intentionally omitted]

3.6                                 Electronic Payment. [intentionally omitted]

ARTICLE 4 USE OF PREMISES

4.1                                 Limitation on Use:  Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary.  There shall not be any change in use without the prior written consent of Landlord which will not be unreasonably withheld.  Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in compliance with the applicable provisions of this Lease.  Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system.  Tenant shall not set any load on the floor in excess of the load limits for which such items are designed.  Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and  disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law.  Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building.  Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances.  If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises.  Tenant shall not conduct on any portion of the Premises or the Project any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2                                 Compliance with Regulations:  Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises.  Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions.  Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises.  Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which is prohibited by the standard form of fire insurance policy.  Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any Laws where such compliance is not related specifically to Tenant’s use and occupancy of the Premises, including without limitation the construction of any Tenant Alteration.  For example, if any governmental authority should require any portion of the Project or the Premises to be structurally strengthened against earthquake, or should require the removal of Hazardous Materials from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant’s specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Landlord.

4.3                                 Outside Areas:  No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in outside the Building which have been designed for such purpose by Landlord for such use by Tenant.

4.4                                 Signs:  Tenant shall be entitled to have one sign identifying Tenant’s name on the Building and on its name listed on the monument sign for the Building, provided each such sign is permitted and in conformity with all Laws and Private Restrictions then in effect and the design, size and quality of such signs are approved by Landlord, which approval will not be unreasonably withheld.  Such signage shall be installed at the expense of Landlord as a Tenant Improvement pursuant to Exhibit B.  At its expense, Tenant shall maintain such signs in good condition and repair and shall be obligated to remove the sign on the Building at the expiration or sooner termination of the Lease Term.  Except as provided above, Tenant shall not be entitled to any other signage at the Building or Project.

4.5                                 Parking:  Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents.  Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area.  If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces.  Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost.  All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading.  In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

4.6                                 Rules and Regulations:  Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees.  Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations.  If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations; provided, however, that Landlord shall use its commercially reasonable efforts to require compliance by other tenants with such rules and regulations, but such efforts shall not require Landlord to terminate any lease or commence any litigation or arbitration proceeding.

ARTICLE 5 TRADE FIXTURES AND ALTERATIONS

5.1                                 Trade Fixtures:  Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises, except to the extent (a) any Trade Fixture will use, generate, store or dispose of any Hazardous Material in which case the installation of such Trade Fixtures shall be in compliance with the provisions of Article 7, or (b) any Trade Fixture will constitute a Tenant Alteration, in which case it shall be subject to the requirements set forth below for the construction of a Tenant Alteration, including, without limitation, the prior written consent of Landlord, if required.  All Trade Fixtures shall remain Tenant’s property.

5.2                                 Tenant’s Alterations:  Construction by Tenant of a Tenant Alteration shall be governed by the following:

A.                                   Consent Required.  Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which will not be unreasonably withheld unless such Tenant Alteration affects areas outside of the Premises or the exterior of the Building or the structural parts of the Building, in which case Landlord may withhold its consent in its sole and absolute discretion.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any Tenant Alteration to the interior of the Premises that complies with the following requirements: (a) is cosmetic in nature such as painting; or (b)(i) does not affect the roof or any area outside of the Premises; (ii) does not adversely affect the structural parts of the Building or electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; and (iii) costs less than the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement and in the aggregate for all of such Alterations during a calendar year (herein referred to as “Minor Alteration”). Tenant shall provide Landlord with prior written notice of any Minor Alteration that requires a building permit.  In the event Landlord’s approval for any Tenant’s Alterations is required, Tenant shall not construct the Tenant Alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications.  All Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor reasonably approved by Landlord in accordance with all Laws using new materials of good quality.

B.                                     Other Requirements.  Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days’ prior notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

C.                                     Restoration.  All Tenant’s Alterations shall remain the property of Tenant during the Lease Term.  At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations in accordance with the provisions of this Section, Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term.  Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord’s approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant Alteration at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant in writing that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

5.3                                 Alterations Required by Law:  Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures.  Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by  Landlord.

5.4                                 [intentionally omitted]

5.5                                 Mechanic’s Liens:  Tenant shall keep the Project free from any mechanics’ liens caused by Tenant or its Agents and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project.  If any such claim of lien is recorded, Tenant shall bond against or discharge the same within 10 business days after notice from Landlord, but in any event prior to the time Landlord’s interest may be adversely effected.  Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

5.6                                 Taxes on Tenant’s Property:  Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term.  If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Landlord.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6 REPAIR AND MAINTENANCE

6.1                                 Tenant’s Obligation to Maintain:  Except as otherwise provided in Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:

A.                                   General.  Except for those items required to be maintained by Landlord, Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities within the Premises (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system within the Premises; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights, if any, (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems) within the Premises; and (v) any automatic fire extinguisher equipment in the Premises.

B.                                     Utilities and Glass.  With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities enter the Premises.

C.                                     Windows.  Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality.  Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises, which contract provides for the periodic washing of all such windows as necessary to maintain the appearance of the Premises in good condition and as is customary for comparable properties in the area during the Lease Term.  Tenant shall furnish Landlord with copies of all such service contracts.

D.                                    HVAC.  At its expense, Tenant shall (i) maintain and repair (including replacement of filters, fans and other minor equipment that requires replacement as part of the normal repair and maintenance) all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 3 months during the Lease Term.  Should any heat pump, condensor or other major component of the HVAC unit(s) serving the Premises require replacement during the Term of this Lease, such replacement shall be done by Landlord, and Tenant shall pay only its pro rata share of the cost, based on the anticipated life of the replacement equipment and the remaining time remaining on the Lease Term.  Tenant’s payments shall be amortized over the remaining Lease Term.  Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises, and the cost thereof shall be paid by Tenant to Landlord within 30 days after request.  Tenant shall furnish Landlord with copies of all such service contracts..

E.                                      Standards.  All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality.  If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

F.                                      Structural.  Notwithstanding the foregoing, Tenant shall not be responsible for repairs and maintenance to the structural (which for purposes hereof shall mean the foundation, roof structure and load bearing walls) or the roof membrane.

G.                                     Damage by Tenant.  Notwithstanding anything to the contrary in this Lease, Tenant shall pay for any work and materials required to be done by Landlord under this Lease due to damage caused by the negligence, willful misconduct or misuse by Tenant or its Agents which is not otherwise covered by insurance proceeds.  If Tenant or any of its Agents causes a casualty causing damage to any part of the Building, Common Area or Project, then Tenant shall pay to Landlord the amount of the applicable deductible under Landlord’s property damage insurance, not to exceed $10,000.00 in any one case regardless of the amount of the deductible.

6.2                                 Landlord’s Obligations

A.                                   Landlord’s Warranties:  Notwithstanding anything to the contrary in this Lease, Landlord warrants that on the Commencement Date, (a) the Premises and Building shall comply with all Laws and Private Restrictions then applicable to the Premises, Common Area and the Building, and (b) the Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair.  In the event of any breach of any of the foregoing warranties, Landlord shall promptly rectify the same at its sole cost and expense.

Landlord represents and warrants to its actual knowledge, without independent investigation other than a review of its property files for the Building, that as of the date of this Lease no Hazardous Materials are present at the Building in violation of any applicable Hazardous Materials Laws.

B.                                     Landlord’s Obligation to Maintain:  Landlord shall repair, maintain, replace (when necessary) and operate the Common Area and repair, maintain and replace (when necessary) the roof, exterior and structural parts of the Building and the Common Area so that the same are kept in good order and repair, and shall also be responsible for any latent defects in the HVAC, plumbing and electrical systems serving the Premises.  If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment.  Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s Agents except as otherwise required by Article 11.  Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

6.3                                 Control of Common Area:  Landlord shall at all times have exclusive control of the Common Area.  Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project.  Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant.  In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would unreasonably interfere with Tenant’s use of the Premises.  Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project.  Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

ARTICLE 7 WASTE DISPOSAL AND UTILITIES

7.1                                 Waste Disposal:  Tenant shall store its waste either inside the Premises or within outside trash enclosures provided by the garbage collection company or Tenant.  All  entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures.  Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost.  Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

7.2                                 Hazardous Materials:  Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

A.                                   Hazardous Materials Disclosure Certificate.  Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate, in the form attached hereto as Exhibit D (the “Initial Hazardous Materials Certificate”).  Tenant covenants, represents and warrants to Landlord that the information in the Initial Hazardous Materials Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant.  Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter for the Term of this Lease, deliver to Landlord, an executed and updated Hazardous Materials Disclosure Certificate, substantially in the form attached hereto as Exhibit D (the “Annual Hazardous Materials Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises.

B.                                     Hazardous Material Usage.  Tenant shall not be entitled to use, store, generate, transport or dispose of any Hazardous Materials (herein referred to as “Hazardous Materials Usage”) on, in, or about any portion of the Premises and the Project other than the materials listed in the Hazardous Materials Certificate, without, in each instance, obtaining Landlord’s prior written consent thereto in its reasonable discretion.  If Landlord, in its reasonable discretion, consents in writing to any such Hazardous Material Usage, then Tenant shall be permitted to use those Hazardous Materials as expressly approved by Landlord in writing.

Any such Hazardous Materials Usage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable Hazardous Material Disclosure Certificate or as expressly approved by Landlord.  Any Hazardous Material Usage of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable laws, including all Hazardous Materials Laws now or hereinafter enacted.  Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent approved Hazardous Material Disclosure Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s reasonable discretion.  Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises or Project for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.

C.                                     Tests and Inspections.  Subject to Section 15.1, Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 7.2 or to determine if Hazardous Materials are present in, on or about the Premises, Building and Common Area, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas by Tenant.  All such tests shall be conducted in a commercially reasonable manner, except in an emergency, so as to minimize any unreasonable disruption of Tenant’s use and occupancy of the Premises.  The cost of all such inspections, tests and investigations shall be borne by Landlord, but shall be subject to indemnification by Tenant pursuant to Section 7.2E below, if applicable.  The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

D.                                    Notice.  Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises, Common Areas or Project by Tenant; provided that Tenant has actual knowledge of such event(s).  Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation or other Hazardous Material Usage of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Agents such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials, if commercially feasible, but in any event in compliance with all applicable Laws.  Any such work shall be subject to the prior written approval of Landlord in its good faith discretion.  Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Hazardous Materials Laws or any agencies or other governmental authorities having jurisdiction thereof relating to Tenant’s or its Agent’s use of the Premises prior to the expiration of the Lease Term.  If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work.  All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

E.                                      Indemnity.

(1)                                  Tenant shall indemnify, hold harmless and defend Landlord and Landlord’s Agents and mortgagees and other lien holders (“Landlord’s Parties”), from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation by Tenant or any of Tenant’s Agents of any of Hazardous Materials Laws; (b) any breach of the provisions of this Section 7.2 or any subsection thereof by Tenant or any of Tenant’s Agents; or (c) any Hazardous Materials Usage by Tenant or its Agents on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Project, damages for the loss or restriction on use of any space or amenity within the Building or the Project, damages arising from any adverse impact on marketing space in the Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.  Tenant’s indemnity under this Section 7.2 will not be applicable for any Losses due to (i) any Hazardous Materials Usage by Landlord or Landlord Parties, or (ii) any Hazardous Materials Usage by any other party other than Tenant or its Agents, or (iii) any Hazardous Materials existing as of the Commencement Date.

(2)                                 Landlord agrees that it shall not release any Hazardous Materials in the Building or Common Area in violation of the applicable Hazardous Materials Laws.  If any Hazardous Materials are released in the Building or Common Area in violation of the Hazardous Materials Laws, other than by Tenant or any of its Agents, and such Hazardous Materials are required to be remediated under the applicable Hazardous Materials Law by a governmental authority having jurisdiction over the subject matter at the Building, then Landlord agrees to remediate such Hazardous Materials, at its sole cost and expense, to the extent required under the Hazardous Materials Laws and otherwise in a manner determined by Landlord in its reasonable good faith discretion and in a manner that minimizes, to the extent reasonably possible, interference with Tenant’s use of the Premises.  Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Agents (other than invitees of Tenant) from and against any and all Losses (other than lost profits) arising out of (a) any violation by Landlord or its Agents of any Hazardous Materials Laws at the Building or Common Area, or (b) any Hazardous Materials on, under or about the Premises or the Building existing on the Commencement Date; or (c) any Hazardous Materials Usage by Landlord or any Hazardous Materials Usage in violation of applicable Hazardous Materials Law by any other party other than Tenant or its Agents, on, about or from the Premises of any Hazardous Material.  Landlord’s indemnity under this Section 7.2E(2) will not be applicable for any Losses due to any Hazardous Materials Usage by Tenant or its Agents.  The provisions of this Section 7.2E(2) that require the Landlord to remediate and indemnify will not be applicable to any to any Lender under any Security Instrument now or hereafter encumbering any portion of the Building or Complex, even if such beneficiary or mortgage acquires title to the Building or Complex through a trustee sale, foreclosure or deed in lieu of foreclosure.

F.                                      Hazardous Material.  As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government or under any Hazardous Material Law.  The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601).  As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the

California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

G.                                     Survival.  The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term.  The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2.  In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

7.3                                 Utilities:  Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service.

7.4                                 Compliance with Governmental Regulations:  Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control.  Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

ARTICLE 8 COMMON OPERATING EXPENSES

8.1                                 Tenant’s Supplement Taxes.  Notwithstanding anything to the contrary, from and after the Commencement Date, Tenant shall pay for increases in real estate taxes (including, without limitation, all assessments, levies and other charges included in real estate taxes by any governmental authority) due to the construction or installation of any Trade Fixtures or Tenant Alteration by Tenant or its assignee, sublessee, concessionaire, or transferee under a Transfer (“Tenant’s Activities”), but in any event not including due to the construction of the initial Tenant Improvements.  Under applicable law in California, the construction of alterations may result in a supplemental tax assessment and an increase in real estate taxes.  If there is such an increase in real estate taxes due to any of Tenant’s Activities, then Tenant shall pay as additional rent, the cost of such increase as determined by the taxing authority.  Landlord will not be able to advise Tenant if any alteration will trigger a supplemental tax assessment since that determination will be made by the local assessor’s office.  Accordingly, Tenant shall still be responsible for such increase in real estate taxes as a result of any of Tenant’s Activities even though Landlord may have provided its consent or approval for the construction of such alteration.   Such payment shall be made by Tenant to Landlord within thirty (30) days prior to the date such amounts are due to the taxing authority, upon  request by Landlord.

ARTICLE 9 INSURANCE

9.1                                 Tenant’s Insurance:  Tenant shall maintain insurance complying with all of the following:

A.                                   Types.  Tenant shall procure, pay for and keep in full force and effect the following:

(1)  Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 10.3;

(2)  Fire and property damage insurance in so-called “all risk” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof;

(3)  Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers’ compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

B.                                     Requirements.  Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) issued by a carrier in each case having a rating in “Best’s Insurance Reports” as issued from time to time of not less than A-, VII; (iv) shall provide that such policy shall not be subject to cancellation except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (v) shall not have a “deductible” in excess of a deductible that Tenant has at other comparable leased properties or otherwise consistent with its normal risk management practice; (vi) shall contain a cross liability endorsement; and (vii) shall contain a “severability” clause.  If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.

C.                                     Evidence.  A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage.  Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

9.2                                 Landlord’s Insurance:  Landlord shall have the following obligations and options regarding insurance:

A.                                   Property Damage.  Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof.  Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood.  All such coverage shall contain “deductibles” which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable.

Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations of Tenant.

B.                                     Other.  Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in the amount of $3,000,000.

C.                                     Tenant’s Obligation to Reimburse:  If Landlord’s insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

9.3                                 Mutual Waiver of Subrogation:  Landlord and Tenant hereby mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, where such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage.  Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto.  The portions of this Section shall not apply in those instances in which a waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

ARTICLE 10 LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1                           Limitation on Landlord’s Liability:  Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person.  Notwithstanding the foregoing but subject to Section 9.3, Landlord shall be liable for any such injury, damage or loss for matters occurring under clauses (i) or (ii) above which is proximately caused by Landlord’s willful misconduct or  negligence or breach by Landlord of its obligations under this Lease.  Notwithstanding the foregoing, if Tenant’s use or occupancy of the Premises is substantially impaired by the failure, interruption or installation of any HVAC or other utility system or service or maintenance obligation of Landlord for a period of more than 30 days, Base Monthly Rent payable by Tenant hereunder shall abate until such substantial impairment ceases.

10.2                           Limitation on Tenant’s Recourse:  If Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project.  Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

10.3                           Indemnification of Landlord:  Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and

Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or negligence of Landlord or the breach by Landlord of any of its obligations under this Lease) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, or (ii) an Event of Tenant’s Default.  The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

ARTICLE 11 DAMAGE TO PREMISES

11.1                           Landlord’s Duty to Restore:  If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3.  All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord.  If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord.  If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage.  If Landlord is not able to commence restoration of the Premises by 120 days following the date of destruction, either because of a failure to receive insurance proceeds or necessary permits, Tenant shall have the right to terminate this Lease in accordance with the provisions of 11.3.  Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises.  Tenant shall be responsible for any necessary repair of Tenant’s Alterations and/or Trade Fixtures installed by Tenant.

11.2                           Landlord’s Right to Terminate:  Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

A.                                   Damage From Insured Peril.  Either the Premises or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 66% of the then actual replacement cost thereof;

B.                                     Damage From Uninsured Peril.  Either the Premises or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 10% of the then actual replacement cost thereof and Landlord does not commence restoration of the Building within 120 days from the date of the casualty; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

C.                                     Damage Near End of Term.  The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term, after notice from Landlord, within 15 days following the date of such damage; or

D.                                    Restrictions on Restoration.  Either the Premises or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E.                                      Defined Terms.  As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a peril required to be insured against pursuant to the terms of this Lease or actually insured against by Landlord, pursuant to which the insurance proceeds are sufficient to restore, except for the deductible in the under the applicable property damage policy and except for the deductible of not more than 10% of the replacement cost of the Building in a policy for damage by earthquake; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril.  Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds 10% of the replacement cost of the improvements insured, such peril shall be deemed an “Uninsured Peril” affording Landlord the right to terminate under Section 11.2B, unless Landlord proceeds with restoration of the Building within 120 days after the date of the damage by earthquake.

11.3                           Tenant’s Right to Terminate:  If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed.  Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 10 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

A.                                   Major Damage.  The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 120 days after the date of such damage; or

B.                                     Damage Near End of Term.  The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 60 days after the date of such damage.

11.4                           Abatement of Rent:  In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated from the date of damage until restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration except as otherwise provided in this Lease.  Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12 CONDEMNATION

12.1                           Landlord’s Termination Right:  Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken.  Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

12.2                           Tenant’s Termination Right:  Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or re-striping for compact cars where permitted by Law) or by alternative parking facilities on other land.  Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

12.3                           Restoration and Abatement of Rent:  If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant.  Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises or by an amount reasonably calculated to compensate Tenant for the decrement in use of the Common Area.

12.4                           Temporary Taking:  If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect, but only if such taking does not materially adversely affect Tenant’s ability to use the Premises.  If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

12.5                           Division of Condemnation Award:  Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking.  The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

ARTICLE 13 DEFAULT AND REMEDIES

13.1                           Events of Tenant’s Default:  Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A.                                   Payment.  Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 5 business days after delivery of written notice from Landlord specifying such failure to pay; or

B.                                     General Covenant.  Tenant shall have failed to perform any term, covenant, or condition of this Lease other than those referred to in any other subsection of this Section 13.1, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

C.                                     Transfer.  Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

D.                                    Abandonment.  Tenant shall have abandoned the Premises; or

E.                                      Insolvency.  The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 90 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 60 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

F.                                      Required Documents.  Tenant shall have failed to deliver documents required of it pursuant to ¶15.4 or ¶15.6 within the time periods specified therein.

Any written notice of default sent by Landlord to Tenant shall be in lieu of, and not in addition to, any termination notice required under applicable statutory or regulatory provisions (and no further notice shall be required should Landlord elect to terminate this Lease as set forth below).

13.2                           Landlord’s Remedies:  If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A.                                   Continue.  Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease, if available under California law.  Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

B.                                     [intentionally omitted]

C.                                     Terminate.  Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice.  Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing.  In no event shall any one or more of the following actions  by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D.                                    No Deemed Termination.  In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease.  The actions by or on behalf of Landlord intended to mitigate the adverse effect of such breach described in Section 13.C, shall not constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination.

E.                                      Damages.  In the event Landlord terminates this Lease, Landlord shall be entitled to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date.  For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent.  Such damages shall include:

(1)                                  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2)                                  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

F.                                      Non Exclusive Remedies.  Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3.  Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or Section 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3                           Waiver:  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4                           [intentionally omitted]

13.5                           Waiver by Tenant of Certain Remedies:  Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.  Tenant hereby waives any right of redemption or relief from forfeiture under the law of the State of California or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

ARTICLE 14 ASSIGNMENT AND SUBLETTING

14.1                           Transfer By Tenant:  The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):

A.                                   Transfer.  Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord.  Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted, but not to exceed $1,000.00 without Tenant’s prior consent.  Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law by the Tenant or the proposed Subtenant or Assignee.  Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1B, and (ii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant.  Any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option.  Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer.  No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B.                                     Procedure.  At least 20 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the

Transfer; and (v) an accurately filled out response to Landlord’s standard hazardous materials questionnaire.  Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within five days after Landlord’s receipt of such notice from Tenant.  Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) 20 days of receipt of such request together with the required accompanying documentation, or (ii) 5 days after Landlord’s receipt of all information which Landlord reasonably requests within five days after it receives Tenant’s first notice regarding the Transfer in question.  If Landlord fails to respond in writing within said period, Tenant may provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within 7 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer.  Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord’s consent in accordance with the same process for obtaining Landlord’s initial consent to such Transfer.

C.                                     Intentionally Deleted.

D.                                    Other Requirements.  If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1)                                  Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

(2)                                  If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in ¶14.1D(5)) received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment.  In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.  All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

(3)                                  If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease.  Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant.  All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

(4)                                  Tenant’s obligations under this Section 14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default.  At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct.  Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.  Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5)                                  As used in this Section 14.1D, the term “Subrent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the fair market value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles.  As used in this ¶14.1D, the term “Permitted Transfer Costs” shall mean (i) all leasing commissions paid to third parties not affiliated with

Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question, and (iii) the cost of all improvements made to the Premises in connection with the assignment or sublease.

E.                                      Deemed Transfers.  If Tenant is a corporation, the following shall be not be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors.  If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

F.                                      Permitted Transfers.  Notwithstanding anything contained in Section 14.1, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent  and the same shall not be deemed to be a “Transfer” hereunder, but after not less than five (5) days prior written notice to Landlord together with reasonable supporting documentation that the Transfer is a Permitted Transfer, and Landlord shall not be entitled to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to ¶14.1D:

(1)                                  Tenant may sublease all or part of the Premises or assign its interest in this Lease to any entity which controls, is controlled by, or is under common control with the original Tenant to this Lease;

(2)                                  Tenant may assign its interest in the Lease to an entity which results from a merger, consolidation or other reorganization of Tenant, whether or not Tenant is the surviving entity, provided that the surviving entity has sufficient financing strength to meet the remaining obligations under this Lease; and

(3)                                  Tenant may assign this Lease to an entity which purchases or otherwise acquires all or substantially all of the assets of Tenant, provided that the acquiring entity has sufficient financing strength to meet the remaining obligations under this Lease.

G.                                     Reasonable Standards.  The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(1)                                  The financial strength, credit, character and business or professional standing of the proposed transferee at the time of the proposed Transfer is up to Landlord’s reasonable standards for the Premises or the Project;

(2)                                  A proposed transferee whose occupation of the Premises would cause a diminution in the value of the Building or Project;

(3)                                  A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Project or the other occupants of the Project would be adverse or require material improvements or changes in any utility or telecommunication capacity currently serving the Building or the Project;

(4)                                  A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

(5)                                  A proposed transferee who is or is likely to be, or whose occupancy of the Premises is or is likely to, subject the Premises or the Project to compliance with additional laws or other governmental requirements beyond those to which Tenant’s occupancy is subject;

(6)                                  Either the proposed transferee is negotiating with Landlord to lease space in the Building or in the Project at such time;

(7)                                  the proposed Transferee will use, store or handle Hazardous Materials (defined above) in or about the Premises of a type, nature or quantity not then acceptable to Landlord;

(8)                                  The existence of any default in the payment of Base Monthly Rent or any other sum required of Tenant under this Lease;

(9)                                  Landlord otherwise determines that the proposed Transfer would have the effect of materially increasing the expenses associated with operating, maintaining and repairing the Building, Common Area or Project.

H.                                    [intentionally omitted]

14.2                           Transfer By Landlord:  Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, provided only that the transferor agrees in writing to assume the obligations of Landlord hereunder accruing from and after the effective date of such transfer.  After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.

ARTICLE 15 GENERAL PROVISIONS

15.1                           Landlord’s Right to Enter:  Subject to Tenant’s reasonable security requirements, Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours’ prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or (within 180 days of the expiration date of this Lease) tenants; (v) making necessary alterations, additions or repairs required by this Lease; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for lease” signs (within 180 days of the expiration date of this Lease) or “for sale” signs; and (viii) responding to an emergency.  Landlord shall have the right to use any and all means necessary and proper to enter the Premises in an emergency.  Any entry into the Premises obtained by Landlord in accordance with this ¶15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

15.2                           Surrender of the Premises:  Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2 and (iv)

repair, maintenance or replacement tasks to be performed by Landlord hereunder.  In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance.  If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant if Tenant is required to do so pursuant to Section 5.2.  If the Premises are not so surrendered at the termination of this Lease, Tenant shall continue to be responsible for the payment of Rent until the Premises are so surrendered in accordance with said provisions and Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate.  Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims paid to any succeeding tenant or losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

15.3                           Holding Over:  This Lease shall terminate without further notice at the expiration of the Lease Term.  Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease.  Any holding over after such expiration without the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

15.4                           Subordination:  The following provisions shall govern the relationship of this Lease to any Security Instrument:

A.                                   Existing Security Instruments.  The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date.  However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

B.                                     New Security Instruments.  At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

C.                                     Documents.  Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument.  Tenant’s failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant’s Default.

15.5                           Mortgagee Protection and Attornment:  In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default.  Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security

Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6                           Estoppel Certificates and Financial Statements:  At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party.  A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) no rent has been paid more than 30 days in advance.  At any time during the Lease Term Tenant shall, upon 15 days’ prior written notice from Landlord, provide Tenant’s most recent public filing containing its financial statements (or if Tenant is not a public company at the time, such entity’s most recent financial statements) to any existing Lender or to any potential Lender or buyer of the Premises.

15.7                           Consent:  Whenever Landlord’s approval or consent is required by this Lease, such approval or consent shall not be unreasonably withheld, delayed or conditioned, unless a different standard has been expressly provided in this Lease for the particular matter requiring Landlord’s consent or approval.

15.8                           Notices:  Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile, by courier service, or by mail.  A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for Notices.  Either party may change its address by giving notice of the same in accordance with this Section 15.8.

15.9                           Attorneys’ Fees:  In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10                     Corporate Authority:  If Tenant is a corporation, partnership or other entity, Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms.  Tenant is a duly authorized and existing corporation, is qualified to do business in California, and has full right and authority to enter into this Lease.

15.11                     Miscellaneous:  Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.  Any fully executed copy of this Lease shall be deemed an original for all purposes.  This

Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  “Party” shall mean Landlord or Tenant, as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.  The terms “shall”, “will” and “agree” are mandatory.  The term “may” is permissive.  When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement.  Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the agents of such party.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12                     Termination by Exercise of Right:  If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination.  This ¶15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13                     Brokerage Commissions:  Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party.  Landlord shall be responsible for, and shall indemnify, defend and hold Tenant harmless from, the payment of any commission owed to the Retained Real Estate Brokers.

15.14                     Force Majeure:  Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of Landlord (except financial inability) shall excuse the performance by a party, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

15.15                     Entire Agreement:  This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein.  Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements.  There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease.  This instrument shall not be legally binding until it is executed by both Landlord and Tenant.  No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:			TENANT:

SHORELINE PARK, LLC			OMNICELL, Inc.
a Delaware limited liability company			a Delaware corporation

By:	Divco West Group, LLC,		By:	/s/ DENNIS P. WOLF
	a Delaware limited liability company		Name:	Dennis P. Wolf
	Its Agent		Title:	Executive Vice President of Operations, Finance and Administration, and Chief Financial Officer

	By:	/s/ SCOTT L. SMITHERS	Dated:	6/30/2003
	Name:	Scott L. Smithers
	Its:	DOD

	Dated:	6/30/2003

Exhibit A

Project Site Plan and Outline of the Premises

Exhibit B

Work Letter For Construction Obligations

This Exhibit B forms a part of that certain Lease (the “Lease”) by and between Shoreline Park, LLC, a Delaware limited liability company, as Landlord, and Omnicell Inc., a Delaware corporation, as Tenant, to which this Exhibit is attached.  If there is any conflict between this Exhibit and the Lease, this Exhibit shall govern.

1.                                       Defined Terms.  All defined terms referred to in this Exhibit shall have the same meaning as defined in the Lease to which this Exhibit is a part, except where expressly defined to the contrary.

2.                                       Additional Definitions.  Each of the following terms shall have the following meaning:

“Construction Plans” -The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements.  The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.  The Construction Plans will be prepared so as to accurately and fully reflect the improvements and other matters described in the Space Plans.

“Force Majeure Delays” - Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control.  The time for performance of any obligation of Landlord to construct Landlord’s Work under this Work Letter or the Lease shall be extended at Landlord’s election by the period of any delay caused by any of the foregoing events.

“Space Plan” - That certain Space Plan attached hereto as Exhibit B-1, which reflect the Tenant Improvements to be constructed by Landlord.  Landlord and Tenant hereby approve of the Space Plan.  The type and quality of materials to be used by Landlord to construct the Tenant Improvements will be in accordance with the specifications described in Exhibit B-2 attached hereto (the “Specifications”).

“Substantial Completion,” “Substantially Complete,” “Substantially Completed” - The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred or would have occurred but for Tenant Delays:

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(a)                                  The Tenant Improvements have been Substantially Completed substantially in accordance with the Construction Plans, except “punch list” items which may be completed without materially impairing Tenant’s use of the Premises or a material portion thereof; and

(b)                                 Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy (or equivalent), if one is required, for the Tenant Improvements permitting occupancy of the Premises by Tenant.

“Tenant Delay” - Any delay incurred by Landlord in completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Exhibit, if any; (ii) any changes requested by Tenant in or to previously approved work or in the Space Plan or Construction Plans; (iii) requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; or (v) interference with the construction of the Tenant Improvements.

“Tenant Improvements” - The improvements to be installed by Landlord in the Premises substantially in accordance with the Construction Plans and the type and quality of the Tenant Improvements shall be in accordance with the Specifications.

2.                                       Construction of the Tenant Improvements.

2.1                                 Construction Plans.  Landlord shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and are logical evolutions of the Space Plan and the building standards.  Tenant’s approval of the Construction Plans shall not be required.  However, if requested by Landlord, Tenant shall notify Landlord in writing within five (5) days after receipt of Construction Plans or any preliminary plans that (i) Tenant approves of such plans; or (ii) Tenant disapproves the plans because they vary in design from the Space Plan approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay unless the plans deviate from the Space Plan or changes in such Space Plan that have been approved in writing by Landlord.

2.2                                 Construction.  Landlord shall construct the Tenant Improvements substantially in accordance with the Construction Plans.  The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant. The parties anticipate that the Tenant Improvements will be Substantially Completed by the estimated Commencement Date, subject to Tenant Delays and Force Majeure Delays.

2.3                                 Tenant’s Responsibility.  Tenant shall be solely responsible for the suitability for the Tenant’s needs and business of the design and function of the Tenant Improvements. Tenant shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Tenant other than the FF&E described in Paragraph 7 below), and the cost of such Personal Property shall be paid by Tenant.  Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.

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3.                                       Payment of Construction Costs.  Landlord shall pay for the costs to construct the Tenant Improvements based on the Space Plan in existence as of the date hereof.  Any additional costs due to changes in the Tenant Improvements reflected in the Space Plan or in the Construction Plans requested by Tenant or as a result of any Tenant Delay shall be paid by Tenant as provided in section 4 below.

4.                                       Changes in Work.  Tenant shall be permitted to make changes in the Space Plan, Construction Plans, Tenant Improvements or Specifications, but only if Tenant agrees to pay for any additional cost attributable to such changes and provided such changes are approved by Landlord, which approval will not be unreasonably withheld.  Any change that results in a delay in constructing the Tenant Improvements shall be deemed a Tenant Delay, and shall extend the time period by which Landlord must Substantially Complete the Tenant Improvements, but shall not extend or postpone the date for payment of rent or for commencement of the term under this Lease.  The cost of such changes, including the cost to revise the Construction Plans, obtain any additional permits and construct any additional improvements required as a result thereof, shall be paid by Tenant to Landlord within ten (10) days after request by Landlord, together with reasonable supporting documentation. If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment; (ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof.

5.                                       ADA.  By the Commencement Date, Landlord agrees that the Tenant Improvements and the Premises will comply with the accessibility requirements of the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto (“ADA”), exclusive of any changes that may be required due to Tenant’s particular use or change in use of the Premises or the manner in which it conducts its business therein, or the construction of any improvements or alterations in the Premises by Tenant.

6.                                       Landlord’s Exterior Work.  At its expense, Landlord agrees to make the exterior remodeling improvements depicted in Exhibit B-3 attached hereto (“Exterior Work”).  Landlord shall have the right, but not the obligation to make changes to the Exterior Work without the consent of Tenant so long as the changes that may reduce the scope of the Exterior Work do not have an adverse effect on the cosmetic appearance of the exterior of the Building.  Landlord agrees to complete the Exterior Work prior to, and as a condition to, the Commencement Date, subject to Tenant Delays.

7.                                       FFE.  At its expense, Landlord agrees to provide the furniture, fixtures and equipment as noted in the Space Plan attached hereto (the “FF&E”) on or before the Commencement Date.  The quality and type of materials shall be subject to the reasonable approval of Landlord and Tenant and consistent with Class A office use.  Tenant shall provide its approval or disapproval within three days after request by Landlord and any disapproval must include the changes requested by Tenant for approval.

8.                                       Warranty.  The Tenant Improvements, the Exterior Work and the FF&E shall be constructed or obtained in accordance with the Construction Plans and Specifications (in the case of the Tenant Improvements), Exhibit B-3 (in the case of the Exterior Work) or the Space Plan (in the case of the FF&E), in full compliance with all Laws.  Landlord shall warrant that the Tenant Improvements and the Exterior Work are free from material defects in workmanship and materials for a period of one year following completion (“Warranty Period”), and Landlord will assign to Tenant any warranty Landlord

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may receive in connection with the FF&E.  Tenant must notify Landlord of a defect promptly after Tenant discovers such defect, but not later than the end of the Warranty Period.

9.                                       Remeasurement of Square Footage.  The Premises shall contain a rentable area of approximately the rentable square feet (“RSF”) set forth in Section D of the Lease Summary, which is the Landlord’s best estimate of the rentable area that will be in the Premises upon completion of construction of the Tenant Improvements.  Upon the completion of the Tenant Improvements in the Premises, Landlord shall cause the Premises to be remeasured in accordance with the Standard (as defined below) and shall, within (10) days of the completion of the Tenant Improvements, advise Tenant, by notice, of the RSF in the Premises and the basis for such calculation (“Landlord’s Determination”).  If Tenant shall dispute Landlord’s Determination, it may contest Landlord’s Determination by sending Landlord a notice (“Contest Notice”) within thirty (30) days following receipt of Landlord’s Determination.  If Tenant does not send the Contest Notice within such time period, Landlord’s Determination shall be final and binding on Tenant and all dollar amounts set forth in Section K of the Lease Summary which are predicated on RSF shall be amended to reflect Landlord’s Determination.  If Tenant sends the Contest Notice within the time period, then within ten (10) days of Landlord’s receipt of the Contest Notice from Tenant, Landlord and Tenant shall jointly appoint a designer or architect (“Neutral”) to field measure the Premises in accordance with the Standard, and all figures, percentages and dollar amounts in the Lease which are predicated on the RSF set forth in Section K of the Lease Summary shall be amended accordingly, based on the field measurements by the Neutral in accordance with the Standard.  The Neutral must be a designer or architect with ten (10) years of experience and familiar with BOMA definitions in the Standard.  If Landlord and Tenant are unable to agree upon a Neutral, such appointment shall be made as quickly as possible by any court of competent jurisdiction after request by either Landlord or Tenant.  The calculation of the rentable area shall include the rentable area of the floor according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (“Standard”).  If the determination by the Neutral is within plus or minus 5% of the Landlord’s Determination, the cost of the Neutral shall be paid by Tenant.  If the determination by the Neutral shall be paid by Tenant.  If the determination by the Neutral is not within plus or minus five percent (5%) of the Landlord’s Determination the cost of the Neutral shall be paid by Landlord

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Exhibit B-1

Space Plan

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Exhibit B-2

Specifications

6

Exhibit B-3

Exterior Work

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Exhibit C

ACCEPTANCE AGREEMENT

This Acceptance Agreement is made as of                            , 2003, by and between the parties hereto with regard to that Lease dated June 30, 2003, by and between Shoreline Park, LLC, a Delaware limited liability company, as Landlord (“Landlord”), and Omnicell, Inc., a Delaware corporation, as Tenant (“Tenant”), affecting those premises commonly known as 1201 Charleston Road, Mountain View, California.  The parties hereto agree as follows:

1.                                       Landlord delivered possession of the Premises to Tenant on                      , 2003 with all improvements and work, if any, required completed in the condition required under the Lease, subject to those items listed on Schedule 1, and Tenant accepted possession of the Premises.

2.                                       The Commencement Date of the Lease Term for the Premises is                            , 2003     , and the Lease Term for the Premises shall expire on                                     ,        , unless sooner terminated according to the terms of the Lease.

LANDLORD:			TENANT:

SHORELINE PARK, LLC a Delaware limited liability company			OMNICELL, Inc. a Delaware corporation

By:	Divco West Group, LLC, a Delaware limited liability company Its Agent		By:	/s/ DENNIS P. WOLF
			Name:	Dennis P. Wolf
			Title:	Executive Vice President of Operations, Finance and Administration, and Chief Financial Officer

	By:	/s/ SCOTT L. SMITHERS
	Name:	Scott L. Smithers
	Its:	DOD

Exhibit D

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated.  Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant.  After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate.  The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the Lease Agreement.  Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:                               c/o Divco West Group, LLC,
150 Almaden Blvd., Suite 700
San Jose, CA 94549
Attn.:

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) Initial Term:

1.                                      General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled

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services and activities to be provided or otherwise conducted.  Existing Tenants should describe any proposed changes to on-going operations.

2.                                      Use, Storage and Disposal of Hazardous Materials

2.1                                 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises?  Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes	☐	No	☐
Chemical Products	Yes	☐	No	☐
Other	Yes	☐	No	☐

If Yes is marked, please explain:

2.2                                 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.                                      Storage Tanks and Sumps

3.1                                 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises?  Existing Tenants should describe any such actual or proposed activities.

Yes ☐	No ☐

If yes, please explain:

4.                                      Waste Management

4.1                                 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?  Existing Tenants should describe any additional identification numbers issued since the previous certificate.

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Yes ☐	No ☐

4.2                                 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes ☐	No ☐

If yes, attach a copy of the most recent report filed.

5.                                      Wastewater Treatment and Discharge

5.1                                 Will your company discharge wastewater or other wastes to:

storm drain?	sewer?
surface water?	no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges.  If so, describe the nature of any proposed or actual discharge(s).

5.2                                 Will any such wastewater or waste be treated before discharge?

Yes ☐	No ☐

If yes, describe the type of treatment proposed to be conducted.  Existing Tenants should describe the actual treatment conducted.

6.                                      Air Discharges

6.1                                 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored?  Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐	No ☐

If yes, please describe:

6.2                                 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit?  Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (Please describe)
Drying oven(s)	No Equipment Requiring Air Permits

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If yes, please describe:

7.                                      Hazardous Materials Disclosures

7.1                                 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements?  Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐	No ☐

If yes, attach a copy of the Management Plan.  Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2                                 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65?  Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes ☐	No ☐

If yes, please explain:

8.                                      Enforcement Actions and Complaints

8.1                                 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations?  Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐	No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.  Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the Lease Agreement.

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8.2                                 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐	No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord.  Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the Lease Agreement.

8.3                                 Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns?  Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes ☐	No ☐

If yes, please describe.  Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease Agreement.

9.                                      Permits and Licenses

9.1                                 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals.  Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the Hazardous Material Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate.  Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws;

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(i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives.  Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                                        , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant:

By:	/s/ DENNIS P. WOLF
Title:	Executive Vice President of Operations, Finance and Administration, and Chief Financial Officer
Date:	6/30/2003

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ADDENDUM NO. 1

This ADDENDUM NO. 1 (this “Addendum”) is made in connection with and is a part of that certain Lease, dated as of June 12, 2003, by and between Shoreline Park, LLC, a Delaware limited liability company, as Landlord, and Omnicell, Inc., a Delaware corporation (the “Lease”).

1.                                       Definitions and Conflict.  All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum.  In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

2.                                       Option to Extend and Rent During the Extended Period.  Tenant shall have one (1) option to extend the initial Lease Term for a period of five (5) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least one hundred eight (180) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the initial Lease Term.  If an Event of Tenant’s Default (as defined in Section 13.1 of the Lease) exists on the date of giving an Extension Option Notice, or if an Event of Tenant’s Default exists on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial Lease Term.  The Extension Period shall commence, if at all, immediately following the expiration of the initial Lease Term.  If Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of the Lease on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial term.  The Extension Period shall be upon all of the terms and provisions of the Lease, except that the Base Monthly Rent during such Extension Period shall be five-five percent (95%) of then Fair Market Rent, (ii) Tenant shall not have any right or option to extend the Lease Term beyond the one and only Extension Period, (iv) any work, allowances or concession provided, granted or available to Tenant at or in connection with the commencement of the initial Lease Term will not apply, except that Landlord shall agree, at not cost to Tenant, to recarpet and repaint the Premises.

2.1                                 Fair Market Rent. The term “Fair Market Rent” for purposes of determining Base Monthly Rent during the Extension Period shall mean the base monthly rent generally applicable to similar leases in like buildings for space of comparable size, age, quality of the Premises in the Mountain View, Sunnyvale and Santa Clara, California area projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises), for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

2.2                                 Procedure to Determine Fair Market Rent.  Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) after receipt of the Extension Option Notice.  Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below.  If Tenant fails to provide written notice of such election within said time period, Landlord may send a second written notice to Landlord requesting such election and if Tenant fails to provide written notice of such election to Landlord within five (5) days after receipt of such second written notice, then it shall be deemed an acceptance of Landlord’s FMR.  The election (or deemed election) by Tenant under this section shall be non-revocable and binding on the parties.

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2.3                                 Appraisers.  If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the Extension Period.  Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant.  The two appraisers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within twenty (20) days after the appointment of the second appraiser.  If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Base Monthly Rent for the Extension Period.  If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent.  The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

2.4                                 Third Appraiser.  If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above.  If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within ten (10) days thereafter and if the parties fail to agree within said time period, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Premises are located..  The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

2.5                                 Impartial Appraisal.  Within twenty (20) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the applicable Extension Period (“Third Opinion”).  If the fair market rent set forth in the Third Opinion is equidistant from the fair market rent determination of Landlord’s and Tenant’s appraiser, then the fair market rent contained in the Third Opinion shall be the Base Monthly Rent during the Extension Period.  If the fair market rent of the Third Opinion is not equidistant from the fair market rent made by Landlord’s and Tenant’s appraiser, then the two closest fair market determinations made by Landlord’s appraiser, Tenant’s appraiser and the Third Opinion shall be average and such average shall be the Base Monthly Rent during the applicable Extension Period.  The fair market rent determined in accordance with the foregoing procedure shall be binding on the parties

2.6                                 Appraisal Costs.  Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

2.7                                 Acknowledgment of Rent.  After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the Base Monthly Rent for the Extension Period.

2.8                                 Personal to Assignees.  The foregoing option to extend is personal to the original Tenant signing the Lease and any transferee under a Permitted Transfer (as defined in Section 14.1F of the Lease) and any other assignee approved in writing by Landlord, but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer.

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3.                                       First Offer Expansion Right.  As of the date of the Lease, Landlord owns the following buildings in the Shoreline Business Park (in addition to the Building): 1395-1397 Charleston Road, 1380 Shorebird Way, 1390 Shorebird Way, 1383 Shorebird Way, 1393 Shorebird Way and 1371-1375 Shorebird Way, Mountain View, CA (the “Other Buildings”).  Tenant shall have the right during the initial Term (the “First Offer Period”), not the Extension Period or any other period after the initial Term, to expand into space in one of the Other Buildings that at the time is still owned by Landlord (the “Expansion Space”) solely in accordance with the terms of this Section 3 and its subsections, provided that Tenant is not in default of any term or provision of the Lease.  Such right shall not be applicable to (i) a renewal, expansion, assignment or sublease of any lease with any existing tenant for space in any portion of the Expansion Space, (ii) any expansion options or similar rights granted to any other tenant now existing in the Other Buildings, or (iii) any building included in the definition of Other Buildings that has been sold by Landlord,.  Notwithstanding anything to the contrary in this Addendum or the Lease, if Landlord sells any or all of the buildings in definition of Other Buildings, then such buildings affected thereby shall no longer be included in the Other Buildings where there may be Expansion Space.  For purposes hereof of this Section 3, a sale shall include a sale by Landlord to another party or a taking in condemnation (or an agreement in lieu thereof), or a foreclosure or trustee sale (or deed in lieu thereof).

3.1                                 Process.  During the First Offer Period, if Tenant wants to lease additional space in the Expansion Space, Tenant shall notify Landlord of the size of the additional Expansion Space Tenant wants to lease (“Tenant’s Expansion Request”).  Tenant’s Expansion Request shall remain in effect for a period of six (6) months, until Tenant accepts a Landlord’s Expansion Proposal or until Tenant revokes an Expansion Request, whichever comes first.  If Landlord determines that a portion of the Expansion Space matching Tenant’s Expansion Request is available for lease or will be available for lease within the following six months after Landlord’s receipt of Tenant’s Expansion Request, Landlord will propose such space to Tenant for lease at a rental rate and other terms and conditions acceptable to Landlord in its sole and absolute discretion (“Landlord’s Expansion Proposal”).  No court, arbitrator, mediator, appraiser or other third party shall have the right to determine the terms and conditions for any lease terms in Landlord’s Expansion Proposal.  Tenant shall have ten (10) days within which to agree to lease such Expansion Space on the terms set forth in Landlord’s Expansion Proposal or to reject such proposal.  If Tenant fails to provide written notice of acceptance of Landlord’s Expansion Proposal within said time period, Landlord may send a second written notice to Landlord requesting Tenant’s response and if Tenant fails to provide written notice of acceptance to Landlord within two (2) business days after receipt of such second written notice, then it shall be deemed a rejection by Tenant.  If Tenant provides written notice of acceptance of Landlord’s Expansion Proposal but makes any change in the terms for the lease of the Expansion Space contained in the Landlord’s Expansion Proposal, then it shall be deemed a rejection of Landlord’s Expansion Proposal.

3.2                                 Effect of Rejection.  If Tenant rejects (or is deemed to have rejected) the offer to lease the portion of the Expansion Space contained in the Landlord’s Expansion Proposal (the “Rejected Space”), Landlord shall be free to lease all or any portion of the Rejected Space offered to Tenant to any other party on the terms proposed in Landlord’s Expansion Proposal, or on any other terms which may be different than the terms in Landlord’s Expansion Proposal, subject to the limitation in Section 3.3 below, in which case Tenant’s right to lease the Rejected Space shall automatically lapse and the Rejected Space will no longer be subject to Tenant’s rights to expand under Section 3 of this Addendum.

3.3                                 Changes in the Offer.  If the difference in the stated minimum monthly rent for the term contained in Landlord’s Expansion Proposal that was not accepted by Tenant is greater than ten percent (10%) of the stated minimum monthly rent payable over the term in any amended offer to lease

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from a third party, Landlord shall be obligated to offer the revised terms to Tenant and Tenant shall have five (5) days after receipt of such amended offer to accept or reject the revised terms.  If Tenant rejects or does not accept the revised or new terms within the foregoing time period, Landlord shall have the right to enter a lease for all or any portion of such Expansion Space on the revised or new terms.

3.4                                 Election to Expand.  If Tenant accepts Landlord Expansion Proposal as provided above, then the parties shall enter into an amendment of the Lease to include such Expansion Space on the terms set forth in Landlord’s Proposal Notice.

3.5                                 Personal to Assignees.  The foregoing right of first offer to lease the Expansion Space is personal to the original Tenant signing the Lease and any transferee under a Permitted Transfer and any other assignee approved in writing by Landlord, but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer.

4.                                       First Offer to Purchase.  If Landlord elects in its sole and absolute discretion to market the Building for sale, as a single asset and not in a pool or combination of other properties owned by Landlord or its affiliates, to an unaffiliated third party, at any time during the initial Lease Term or any extended term, and if Tenant is not then in default of the Lease beyond any applicable notice and cure periods, Landlord will first notify Tenant in writing of the price and on terms and conditions under which Landlord would sell the Building to Tenant (the “Sale Notice”).  Landlord may market for sale the Building at any time, including while Tenant is considering to purchase based on the Sale Notice.  Tenant may elect to purchase at the price and terms set forth in the Sale Notice by delivering to Landlord unconditional and irrevocable written notice of acceptance within 10 days after receipt of the Sale Notice.  If Tenant does not provide such notice of acceptance within said time period or if Tenant makes any change in the purchase price or other terms in the Sale Notice, it shall be deemed an election not to purchase, and Landlord shall be free to sell the Building to any other party on the terms proposed in Landlord’s Sale Notice, or on any other terms which may be different than the terms in Landlord’s Sale Notice, so long as the purchase price is not 10% less than the purchase price proposed in the applicable Sale Notice, for a period of 12 months, in which case Tenant’s right to purchase the Building shall lapse and be of no further force or effect.  If Landlord fails to consummate such a sale or enter into a binding purchase agreement for such a sale during such period, the rights of Tenant pursuant to this Paragraph 4 shall once again be effective.  No court, arbitrator, mediator, appraiser or other third party shall have the right to determine the purchase price or other terms and conditions for purchase of the Building.  Upon exercise of the option to purchase, the parties shall enter into a binding purchase agreement containing the terms set forth in the Sale Notice, which terms may include a deposit by Tenant of five percent of the purchase price in escrow with an escrow company selected by Tenant, which deposit may be non-refundable but applicable to the purchase price at closing.

The foregoing right of first offer to purchase the Building is personal to the original Tenant signing the Lease and any transferee under a Permitted Transfer and any other assignee approved in writing by Landlord, but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer.

Notwithstanding anything to the contrary, Tenant acknowledges and agrees that this option to purchase is subject and subordinate to any deed of trust now or hereafter placed on the Building and that any lender will not be obligated to agree to recognize such right in the event of a foreclosure, trustee’s sale or deed in lieu thereof or in connection with providing any subordination, attornment and non-disturbance agreement.

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